Exhibit 10.1.4
FOURTH AMENDMENT TO CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of this 30th day of September, 2005, with an effective date as set forth in Section 3 hereof, by and among JACK IN THE BOX INC., a corporation organized under the laws of Delaware (the “Borrower”), those certain subsidiaries of the Borrower party to the Guaranty Agreement referred to below (the “Guarantors”), the Lenders party to the Credit Agreement referred to below (the “Lenders”) pursuant to the authorization (in the form attached hereto as Annex A, the “Authorization”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”), BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank) and US BANK, NATIONAL ASSOCIATION, each in its capacity as a Syndication Agent (collectively, the “Syndication Agents”), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL,” NEW YORK BRANCH and BNP PARIBAS, each in its capacity as a Documentation Agent (collectively, the “Documentation Agents”). WACHOVIA CAPITAL MARKETS, LLC acted as Lead Arranger in connection with this Amendment.
Statement of Purpose
     The Lenders agreed to extend certain credit facilities to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of January 8, 2004 by and among the Borrower, the Lenders, the Administrative Agent, the Syndication Agents and the Documentation Agents (as previously amended by that First Amendment to Credit Agreement dated June 18, 2004, that Second Amendment and Consent to Credit Agreement dated September 24, 2004, that Third Amendment to Credit Agreement dated January 31, 2005, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). In connection therewith, certain of the Subsidiaries of the Borrower reaffirmed their respective obligations under (i) the Guaranty Agreement dated as of January 22, 2003 and (ii) the Collateral Agreement dated as of January 22, 2003, each in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders (each as reaffirmed and amended by the Reaffirmation and Master Amendment dated as of January 8, 2004 and each as further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement” and the “Collateral Agreement”, respectively).
     The parties now desire to amend or modify certain provisions of the Credit Agreement in certain respects on the terms and conditions set forth below.
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Credit Agreement.
     2. Amendments to the Credit Agreement. The Credit Agreement is hereby modified as follows:

     (a) Amendment to Existing Definition. The definitions of the following defined terms which are set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
     “Excess Cash Flow” means, for any period of determination commencing with the Fiscal Year ending October 2, 2005 and thereafter, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) EBITDA for such period, minus (b) cash taxes and Interest Expense paid in cash for such period, minus (c) all scheduled principal payments made in respect of Debt during such period minus (d) the difference of (i) the aggregate amount of all Capital Expenditures made during such period less (ii) the aggregate amount of all Capital Expenditures related to Permitted Sale-Leaseback Transactions made during such period, minus (e) non-scheduled principal payments with respect to the Term Loan Facility plus or minus (f) any increases or decreases in Working Capital minus (g) the cash portion of the purchase price for Permitted Acquisitions minus (h) any reasonable transaction costs and expenses incurred in connection with Permitted Acquisitions minus (i) Net Cash Proceeds from any offering of equity securities by the Borrower or any of its Restricted Subsidiaries other than solely as a result of offerings of equity securities made in connection with any employee stock option, incentive plan or stock purchase plan or made in connection with compensation or incentive plans for directors and officers, in each case, entered into in the ordinary course of business, or the exercise of any options or other convertible securities in connection therewith minus (j) the sum of (i) the aggregate amount of cash dividends paid by the Borrower during such period and (ii) the purchase price of repurchases of the common stock of the Borrower made in cash during such period, in each case pursuant to the terms of Section 11.6(b).
     “Working Capital” means, for any period of determination, current assets excluding cash minus current liabilities (excluding any principal balances associated with the Revolving Credit Loans), all determined in accordance with GAAP.
     (b) Amendment to Add New Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:
     “Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of September 30, 2005 by and among the Borrower, the Lenders and the Administrative Agent.
     “Fourth Amendment Effective Date” means the date upon which each of the conditions precedent set forth in Section 3 of the Fourth Amendment shall have been satisfied.
     (c) Amendment to Section 5.1(c). Section 5.1(c)(ii) of the Credit Agreement is hereby amended in its entirety as follows:

     “(ii) The Applicable Margin with respect to the Term Loan shall be 0.25% with respect to Base Rate Loans and 1.50% with respect to LIBOR Rate Loans.”
     (d) Amendment to Section 11.3. Section 11.3(b) of the Credit Agreement is hereby amended by adding the following clauses (v) and (vi), respectively to the end of such subsection:
     “(v) investments by the Borrower in any evidence of debt issued by a state, city, town, county or their agencies and paying interest which is exempt from federal tax; provided, that the maturity is ninety (90) days or less and such debt is rated at least A-1, SP-1 or AAA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or at least P-1, MIG-1 or Aaa by Moody’s Investors Service, Inc., and (vi) investments by the Borrower in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.”
     (e) Amendment to Section 11.6. Section 11.6(b) of the Credit Agreement is hereby amended in its entirety as follows:
     “(b) the Borrower may
     (i) acquire capital stock of the Borrower or
     (ii) pay cash dividends on the capital stock of the Borrower; provided, that
          (A) the sum of (1) the aggregate purchase price for all such capital stock acquired on or after the Fourth Amendment Effective Date plus (2) the aggregate amount of cash dividends paid on or after the Fourth Amendment Effective Date shall not exceed $200,000,000 in the aggregate and
          (B) immediately after giving effect to any such acquisition of capital stock or payment of cash dividends or series of related acquisitions of capital stock and/or payments of cash dividends, the Borrower would not be in Default under this Agreement;”
     3. Effectiveness. This Amendment shall become effective on the date that each of the following conditions has been satisfied:
          (a) Amendment Documents. The Administrative Agent shall have received (i) a duly executed counterpart of this Amendment from the Administrative Agent, the Borrower and each Guarantor and (ii) an Authorization from (A) each Lender that has made a Term Loan and (B) the Required Lenders.

          (b) Fees and Expenses. The Administrative Agent shall have been reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the fees and expenses referred to in Section 7 of this Amendment, the Credit Agreement and the transactions contemplated thereby.
          (c) Other Documents. The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.
     4. Acknowledgement of Guarantors; Reaffirmation of Security Documents.
     (a) By their execution hereof, each Guarantor hereby expressly (i) consents to the modifications and amendments set forth in this Amendment, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreement and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreement, and the other Loan Documents to which it is a party remain in full force and effect.
     (b) The Borrower and each Guarantor hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Amendment. In furtherance of the reaffirmations set forth in this Section 4, the Borrower and each Guarantor hereby grants and assigns a security interest in all Collateral identified in any Security Document as collateral security for the Obligations and the Guaranteed Obligations (as defined in the Guaranty Agreement).
     5. Effect of Amendment. Except as expressly amended hereby, the Credit Agreement and Loan Documents (including, without limitation, all amendments, modifications or consents undertaken in connection therewith prior to the date hereof) shall remain in full force and effect in accordance with their respective terms. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth herein.
     6. Representations and Warranties/No Default.
     (a) By its execution hereof, the Borrower and each Guarantor hereby certifies that each of the representations and warranties set forth in the Credit Agreement, the Guaranty Agreement, and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred and is continuing as of the date hereof.
     (b) By its execution hereof, the Borrower and each Guarantor hereby represents and warrants that the Borrower and each Guarantor thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.
     (c) This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each Guarantor party hereto or thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower and each Guarantor party hereto or thereto, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
     7. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.
     8. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without regard to the conflicts of law provisions of such state.
     9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.
     10. Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

JACK IN THE BOX INC.

By:	/S/ HAROLD L. SACHS

Name: Harold L. Sachs
Title: Vice President

GUARANTORS:

JACK IN THE BOX EASTERN DIVISION L.P.

By: JBX General Partner LLC, its General Partner

By: Jack in the Box Inc., its Sole and Managing Member

By:	/S/ HAROLD L. SACHS

Name: Harold L. Sachs
Title: Vice President

JBX GENERAL PARTNER LLC

By: Jack in the Box Inc., its Sole and Managing Member

By:	/S/ HAROLD L. SACHS

Name: Harold L. Sachs
Title: Vice President

JBX LIMITED PARTNER LLC

By: Jack in the Box Inc., its Sole and Managing Member

By:	/S/ HAROLD L. SACHS

Name: Harold L. Sachs
Title: Vice President
[Signature Pages Continue]
[Fourth Amendment — Jack in the Box Inc.]

QDOBA RESTAURANT CORPORATION

By:	/S/ GARY J. BEISLER

Name: Gary J. Beisler
Title: President & CEO

STORED VALUE CARD, INC.

By:	/S/ HAROLD L. SACHS

Name: Harold L. Sachs
Title: Vice President
[Signatures Continued on the Following Page]
[Fourth Amendment — Jack in the Box Inc.]

ADMINISTRATIVE AGENT AND LENDERS:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
as Lender and at the request of the other Lenders party to the Credit Agreement pursuant to the Authorization

By:	/S/ LOUIS K. BEASLEY III

Name: Louis K. Beasley III
Title: Director
[Fourth Amendment — Jack in the Box Inc.]